UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2018

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33829	98-0517725
(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

781-418-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02              Unregistered Sales of Equity Securities

On September 27, 2018, Core Nutrition, LLC, a Delaware limited liability company (“Core”), Keurig Dr Pepper Inc. (the “Company”), Cranberry Merger Sub, LLC, a direct wholly owned subsidiary of the Company (“Merger Sub”), and Paul Nadel, as representative of the equityholders of Core entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, and subject to the satisfaction or waiver of specified conditions, Merger Sub will be merged with and into Core with Core surviving the merger as a wholly-owned subsidiary of the Company (the “Transaction”).

In the Transaction, each outstanding unit of equity interest held by the members of Core, subject to certain exceptions, will be converted into the right to receive the applicable per-unit portion of the merger consideration. The merger consideration, which represents an enterprise value of $525 million and is subject to customary post-closing working capital and other adjustments (the “Final Transaction Value”), will be funded substantially with shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”) subject to certain adjustments paid in cash. The number of shares of Company Common Stock issued will be based on the Final Transaction Value and  the volume weighted average of the closing prices of the Company Common Stock for the five (5) consecutive trading days ending on, and including, the second (2nd) trading day prior to the closing of the Transaction.  Assuming a volume weighted average price of $23.44, the closing price of Company Common Stock on September 26, 2018, and assuming for illustrative purposes only there are no further adjustments for working capital and other adjustments, the Company would issue approximately 19,347,270 shares of Company Common Stock as the stock portion of the merger consideration. The exact number of shares of Company Common Stock issued may be higher or lower.

All shares of Company Common Stock to be issued in the Transaction will be issued to former equityholders of Core, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each former equityholder of Core receiving Company Common Stock will make cecrtain representations and warranties to the Company regarding, among other things, whether it is an accredited investor and its investment intent.

Item 8.01              Other Events.

On September 27, 2018, the Company issued a press release announcing the proposed Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: September 27, 2018

	By:	/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer, General Counsel and Secretary